Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of
Imagenetix, Inc.
San Diego, California

We hereby consent to the use in this registration statement of Imagenetix, Inc. on Form S-8, of our report, dated June 14, 2007, which is included by reference in this Registration Statement. We also consent to all references to our Firm in this Registration Statement.

/s/ HJ Associates & Consultants, LLP
HJ Associates & Consultants, LLP
Salt Lake City, Utah
September 25, 2007